EXHIBIT 10.12
                                 AMENDMENT NO. 2
                                       TO
                             DEL LABORATORIES, INC.
                              AMENDED AND RESTATED
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

         WHEREAS, effective January 1, 1988, Del Laboratories, Inc. (the "Company") adopted the Del Laboratories, Inc. Supplemental Executive Retirement Plan ("SERP") which provides for payment to selected employees of pension or pension-related benefits which cannot be paid under the Del Laboratories, Inc. Employees Pension Plan; and

         WHEREAS, the SERP was amended and restated in its entirety effective January 1, 1994 (the "Restated SERP"); and

         WHEREAS, the Company has determined that Section 2 of the Restated SERP should be amended to add more Additional Participants (as defined therein); and

         WHEREAS, the Company has determined that Section 3(a) of the Restated SERP should be amended, effective as of January 1, 1997, to modify the formula for determining the benefit payable under the Restated SERP to each of the Initial Participants (as defined therein).

         NOW, THEREFORE, the Company hereby amends, effective as of January 1, 1997, the Restated SERP as follows:

         FIRST: Section 2 of the Restated SERP is hereby amended to read in its entirety:
         "2.      ELIGIBILITY
                  The Initial Participants whose Participation in the Plan commenced as of January 1, 1988 are Dan K. Wassong, Melvyn C. Goldstein, Charles J. Hinkaty, William McMenemy and Harvey P. Alstodt. The Additional Participants whose Participation in this Plan commenced as of January 1, 1994 are Robert Kapnek, James Lawrence, Ralph Liquori, Peter Liman and Steven Marcus. The Additional Participants whose Participation in this Plan commenced as of January 1, 1997 are Stephanie Hayano and Barry Miller. The Board of Directors of the Company may add more Participants at its discretion."



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         SECOND:  Section 3(a) of the Restated SERP is hereby amended to read in its entirety:

                  "(a)     INITIAL  PARTICIPANTS.  The  Supplemental  Benefit
         payable to an Initial Participant under this Plan shall equal the excess, if any, of (i) over (ii) where,

                           (i) is the benefit which would have been paid to such
                  Initial Participant, or to his beneficiary, under the Basic Plan, if the provisions of the Basic Plan were administered without regard to the limitations set forth in Sections 415(b), 415(e), and 401(a) (17) of the Code, except that the benefit shall be calculated utilizing the Basic Plan formula in effect on December 31, 1993, notwithstanding any change in such formula following such date, and the Average Monthly Compensation shall be the monthly average of all Compensation paid to such Initial Participant in respect of the 1996 Plan Year; and

(ii) is the benefit which is payable to such Initial Participant, or to his beneficiary, under the Basic Plan, as amended and in effect on the date of determination of such Supplemental Benefit."

         IN WITNESS WHEREOF, Del Laboratories, Inc. has caused this Amendment No. 2 to the Del Laboratories, Inc. Amended and Restated Supplemental Executive Retirement Plan to be executed by its duly authorized officers and its corporate seal to be affixed hereto.
Dated:  December 11, 1997
                                                   DEL LABORATORIES, INC.



                                                   By:  /S/ DAN K. WASSONG
                                                        -----------------------
                                                       Dan K. Wassong
                                                       Chairman, President and
                                                       Chief Executive Officer

[Corporate Seal]
ATTEST:

/S/  SHAWN A. SMITH
----------------------
Shawn A. Smith
Vice-President, General Counsel
Assistant Secretary


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